Exhibit 10(a)
LINDSAY MANUFACTURING CO.
2006 LONG-TERM INCENTIVE PLAN
(Effective February 6, 2006)
     1. Purpose. The purpose of Lindsay Manufacturing Co. 2006 Long-Term Incentive Plan (the “Plan”) is to attract and retain employees and directors for Lindsay Manufacturing Co. and its subsidiaries and to provide such persons with incentives and rewards for superior performance.
     2. Definitions. As used in this Plan, the following terms shall be defined as set forth below:
     2.1 “Award” means any Options, Stock Appreciation Rights, Restricted Shares, Deferred Shares (Restricted Stock Units), Performance Shares or Performance Units granted under the Plan.
     2.2 “Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee which sets forth the terms and conditions of an Award. An Award Agreement may be in an electronic medium, may be limited to a notation on the Company’s books and records and, if approved by the Committee, need not be signed by a representative of the Company or a Participant.
     2.3 “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Freestanding Stock Appreciation Right.
     2.4 “Board” means the Board of Directors of the Company.
     2.5 “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     2.6 “Committee” means the committee of the Board described in Section 4.
     2.7 “Company” means Lindsay Manufacturing Co., a Delaware corporation, or any successor corporation.
     2.8 “Deferral Period” means the period of time during which Deferred Shares (Restricted Stock Units) are subject to deferral limitations under Section 8.
     2.9 “Deferred Shares” or “Restricted Stock Units” means an Award pursuant to Section 8 of the right to receive Shares at the end of a specified Deferral Period.
     2.10 “Employee” means any person, including an officer, employed by the Company or a Subsidiary.
     2.11 “Fair Market Value” means the fair market value of the Shares as determined by the Committee from time to time. Unless otherwise determined by the Committee, the fair market value shall be the closing price for the Shares reported on a consolidated basis on the New York Stock Exchange on the relevant date or, if there were no sales on such date, the closing price on the nearest preceding date on which sales occurred.
     2.12 “Freestanding Stock Appreciation Right” means a Stock Appreciation Right granted pursuant to Section 6 that is not granted in tandem with an Option or similar right.
     2.13 “Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

     2.14 “Incentive Stock Option” means any Option that is intended to qualify as an “incentive stock option” under Code Section 422 or any successor provision.
     2.15 “Nonemployee Director” means a member of the Board who is not an Employee.
     2.16 “Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.
     2.17 “Option” means any option to purchase Shares granted under Section 5.
     2.18 “Optionee” means the person so designated in an agreement evidencing an outstanding Option.
     2.19 “Option Price” means the purchase price payable upon the exercise of an Option.
     2.20 “Participant” means an Employee or Nonemployee Director who is selected by the Committee to receive benefits under this Plan, provided that only Employees shall be eligible to receive grants of Incentive Stock Options.
     2.21 “Performance Objectives” means the performance objectives established pursuant to this Plan for Participants who have received Awards. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives applicable to a Qualified Performance–Based Award shall be limited to specified levels of or increases in the Company’s or Subsidiary’s return on equity, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, earnings before interest and taxes, sales, sales growth, gross margin return on investment, increase in the fair market value of the Shares, share price (including but not limited to, growth measures and total stockholder return), operating income or profit, net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), inventory turns, financial return ratios, total return to shareholders, market share, earnings measures/ratios, economic value added (EVA), balance sheet measurements such as receivable turnover, internal rate of return, increase in net present value or expense targets, working capital measurements (such as average working capital divided by sales), customer or dealer satisfaction surveys and productivity. Any Performance Objectives may provide for adjustments to exclude the impact of any significant acquisitions or dispositions of businesses by the Company, one-time non-operating charges, or accounting changes (including the early adoption of any accounting change mandated by any governing body, organization or authority). Except in the case of a Qualified Performance–Based Award, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Performance Objectives unsuitable, the Committee may modify such Performance Objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.
     2.22 “Performance Period” means a period of time established under Section 9 within which the Performance Objectives relating to Performance Shares, Performance Units, Deferred Shares (Restricted Stock Units) or Restricted Shares are to be achieved.
     2.23 “Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 9.
     2.24 “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 9.
     2.25 “Predecessor Plan” means the Lindsay Manufacturing Co. 2001 Long-Term Incentive Plan.

     2.26 “Qualified Performance–Based Award” means an Award or portion of an Award that is intended to satisfy the requirements for “qualified performance–based compensation” under Code Section 162(m). The Committee shall designate any Qualified Performance–Based Award as such at the time of grant.
     2.27 “Restricted Shares” means Shares granted under Section 7 subject to a substantial risk of forfeiture.
     2.28 “Shares” means shares of the Common Stock of the Company, $1.00 par value, or any security into which Shares may be converted by reason of any transaction or event of the type referred to in Section 11.
     2.29 “Spread” means, in the case of a Freestanding Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right or, in the case of a Tandem Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Option Price specified in the related Option.
     2.30 “Stock Appreciation Right” means a right granted under Section 6, including a Freestanding Stock Appreciation Right or a Tandem Stock Appreciation Right.
     2.31 “Subsidiary” means a corporation or other entity in which the Company has a direct or indirect ownership or other equity interest, provided that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation (within the meaning of the Code) in which the Company owns or controls directly or indirectly more than 50 percent of the total combined voting power represented by all classes of stock issued by such corporation at the time of such grant.
     2.32 “Tandem Stock Appreciation Right” means a Stock Appreciation Right granted pursuant to Section 6 that is granted in tandem with an Option or any similar right granted under any other plan of the Company.
     3. Shares Available Under the Plan.
     3.1 Reserved Shares. Subject to adjustments as provided in Sections 3.5 and 11, the maximum number of Shares that may be (i) issued or transferred upon the exercise of Options or Stock Appreciation Rights, (ii) awarded as Restricted Shares and released from substantial risk of forfeiture, (iii) issued or transferred in payment of Deferred Shares (Restricted Stock Units) or Performance Shares, or (iv) issued or transferred in payment of dividend equivalents paid with respect to Awards, shall not in the aggregate exceed 600,000 Shares. Such Shares may be Shares of original issuance, Shares held in Treasury, or Shares that have been reacquired by the Company.
     3.2 Reduction Ratio. For purposes of Section 3.1, the number of Shares available for issuance under the Plan shall be reduced by two (2) Shares for each Share issued and transferred in settlement of an Award other than an Option and one (1) Share for each Share issued and transferred upon exercise of an Option. For purposes of Section 3.1, shares which are withheld from Awards to satisfy withholding taxes shall be treated as having been issued or transferred, and Shares which are tendered as payment of the Option Price shall not be added back as additional Shares available for issuance under the Plan.
     3.3 ISO Maximum. In no event shall the number of Shares issued upon the exercise of Incentive Stock Options exceed 600,000 Shares, subject to adjustment as provided in Section 11.
     3.4 Maximum Awards. No Participant may receive Awards representing more than 350,000 Shares in any rolling 36-month period, subject to adjustment as provided in Section 11. In addition, the maximum number of Performance Units that may be granted to a Participant in any rolling 36-month period is 5,000,000.
     3.5 Expired, Forfeited and Unexercised Awards. If any Option granted under this Plan expires, is forfeited or becomes unexercisable for any reason without having been exercised or paid in full, the Shares subject thereto which were not exercised shall be available for future Awards under the Plan. Likewise, if any stock option that was outstanding on December 1, 2005 under the Company’s Predecessor Plan or Amended and Restated 1988 and 1991 Long-Term Incentive Plans or the stock options for 350,000 shares granted to Richard W. Parod on March 8, 2000 expires, is forfeited or becomes unexercisable for any reason, the shares subject thereto which were not exercised shall be added to the number of Shares which are available for Awards under Section 3.1. If any Restricted Shares or other Awards made in Shares under this Plan that reduce the number of Shares available for future Awards using a 2 for 1 share reduction ratio under Section 3.2 are forfeited, such shares shall be restored for future Awards under this Plan on a 2 for 1 share increase basis. Likewise, if any restricted stock units granted under the Predecessor Plan are forfeited, the Shares which are forfeited shall be added to the number of shares which are available for Awards under Section 3.1 using a 2 for 1 share increase basis.
     4. Plan Administration.
     4.1 Board Committee Administration. This Plan shall be administered by the Compensation Committee appointed by the Board from among its members, provided that the full Board may at any time act as the Committee. The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith. It is intended that the Compensation Committee will consist solely of persons who, at the time of their appointment, each qualified as a “Non-Employee Director” under Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934 and, to the extent that relief from the limitation of Code Section 162(m) is sought, as an “Outside Director” under Section 1.162-27(e)(3)(i) of the Treasury Regulations issued under Code Section 162(m).
     4.2 Committee Delegation. The Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who arc not directors or executive officers of the Company, provided that the Committee shall have fixed the total number of Shares or Performance Units subject to such grants. Any such delegation shall be subject to the limitations of Section 157(c) of the Delaware General Corporation Law.
     4.3 Awards to Non-Employee Directors. Notwithstanding any other provision of this Plan to the contrary, all Awards to Non-Employee Directors must be authorized by the full Board pursuant to recommendations made by the Compensation Committee.
     5. Options. The Committee may from time to time authorize grants to Participants of Options to purchase Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:
     5.1 Number of Shares. Each grant shall specify the number of Shares to which it pertains.
     5.2 Option Price. Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date.
     5.3 Consideration. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable, unrestricted Shares owned by the Optionee which have a value at the time of exercise that is equal to the Option Price, (iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under Section 5.4, on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.
     5.4 Payment of Option Price in Shares. On or after the Grant Date of any Option other than an Incentive Stock Option, the Committee may determine that payment of the Option Price may also be made in whole or in part in the form of Restricted Shares or other Shares that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 5.4, the Shares received by the Optionee upon the exercise of the Options shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee, provided that such risks of forfeiture and restrictions on transfer shall apply only to the same number of Shares received by the Optionee as applied to the forfeitable or restricted Shares surrendered by the Optionee.
     5.5 Cashless Exercise. To the extent permitted by applicable law, the Option Price and any applicable statutory minimum withholding taxes may be paid from the proceeds of sale through a bank or broker on the date of exercise of some or all of the Shares to which the exercise relates.
     5.6 Performance–Based Options. Any grant of an Option may specify Performance Objectives that must be achieved as a condition to exercise of the Option.
     5.7 Vesting. Each Option grant may specify a period of continuous employment of the Optionee by the Company or any Subsidiary (or, in the case of a Nonemployee Director, service on the Board) that is necessary before the Options or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a change in control of the Company or other similar transaction or event.
     5.8 ISO Dollar Limitation. Options granted under this Plan may be Incentive Stock Options, Nonqualified Stock Options or a combination of the foregoing, provided that only Nonqualified Stock Options may be granted to Nonemployee Directors. Each grant shall specify whether (or the extent to which) the Option is an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding any such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonqualified Stock Options.
     5.9 Exercise Period. No Option granted under this Plan may be exercised more than ten years from the Grant Date.
     5.10 Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.
     6. Stock Appreciation Rights. The Committee may also authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights under this Plan shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:
     6.1 Payment in Cash or Shares. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right will be paid by the Company in cash, Shares or any combination thereof or may grant to the Participant or reserve to the Committee the right to elect among those alternatives.
     6.2 Maximum SAR Payment. Any grant may specify that the amount payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum specified by the Committee on the Grant Date.
     6.3 Exercise Period. Any grant may specify (i) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (ii) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable.
     6.4 Change in Control. Any grant may specify that a Stock Appreciation Right may be exercised only in the event of a change in control of the Company or other similar transaction or event.
     6.5 Dividend Equivalents. On or after the Grant Date of any Stock Appreciation Rights, the Committee may provide for the payment to the Participant of dividend equivalents thereon in cash or Shares on a current, deferred or contingent basis with respect to any or all dividends or other distributions paid by the Company.

     6.6 Award Agreement. Each grant shall be evidenced by an Award Agreement which shall describe the subject Stock Appreciation Rights, identify any related Options, state that the Stock Appreciation Rights are subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.
     6.7 Tandem Stock Appreciation Rights. Each grant of a Tandem Stock Appreciation Right shall provide that such Tandem Stock Appreciation Right may be exercised only (i) at a time when the related Option (or any similar right granted under any other plan of the Company) is also exercisable and the Spread is positive and (ii) by surrender of the related Option (or such other right) for cancellation.
     6.8 Exercise Period. No Stock Appreciation Right granted under this Plan may be exercised more than ten years from the Grant Date.
     6.9 Freestanding Stock Appreciation Rights. Regarding Freestanding Stock Appreciation Rights only:
     (a) Each grant shall specify in respect of each Freestanding Stock Appreciation Right a Base Price per Share, which shall be equal to or greater than the Fair Market Value on the Grant Date;
     (b) Successive grants may be made to the same Participant regardless of whether any Freestanding Stock Appreciation Rights previously granted to such Participant remain unexercised; and
     (c) Each grant shall specify the period or periods of continuous employment of the Participant by the Company or any Subsidiary (or, in the case of a Nonemployee Director, service on the Board) that are necessary before the Freestanding Stock Appreciation Rights or installments thereof shall become exercisable, and any grant may provide for the earlier exercise of such rights in the event of a change in control of the Company or other similar transaction or event.
     7. Restricted Shares. The Committee may also authorize grants to Participants of Restricted Shares upon such terms and conditions as the Committee may determine in accordance with the following provisions:
     7.1 Transfer of Shares. Each grant shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.
     7.2 Consideration. Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.
     7.3 Substantial Risk of Forfeiture. Each grant shall provide that the Restricted Shares covered thereby shall be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83 for a period to be determined by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such risk of forfeiture in the event of a change in control of the Company or other similar transaction or event.
     7.4 Dividend, Voting and Other Ownership Rights. Unless otherwise determined by the Committee, an award of Restricted Shares shall entitle the Participant to dividend, voting and other ownership rights during the period for which such substantial risk of forfeiture is to continue.
     7.5 Restrictions on Transfer. Each grant shall provide that, during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

     7.6 Performance–Based Restricted Shares. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Shares and Performance Units.
     7.7 Dividends. Any grant may require that any or all dividends or other distributions paid on the Restricted Shares during the period of such restrictions be automatically sequestered and paid on a deferred basis when the restrictions lapse or reinvested on an immediate or deferred basis in additional Shares, which may be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.
     7.8 Award Agreements. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan. Unless otherwise directed by the Committee, all certificates representing Restricted Shares, together with a stock power that shall be endorsed in blank by the Participant with respect to such Shares, shall be held in custody by the Company until all restrictions thereon lapse.
     8. Deferred Shares (Restricted Stock Units). The Committee may authorize grants of Deferred Shares (Restricted Stock Units) to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:
     8.1 Deferred Compensation. Each grant shall constitute the agreement by the Company to issue or transfer Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.
     8.2 Consideration. Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value on the Grant Date.
     8.3 Deferral Period. Each grant shall provide that the Deferred Shares (Restricted Stock Units) covered thereby shall be subject to a Deferral Period, which shall be fixed by the Committee on the Grant Date, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Company or other similar transaction or event.
     8.4 Dividend Equivalents and Other Ownership Rights. During the Deferral Period, the Participant shall not have any right to transfer any rights under the subject Award, shall not have any rights of ownership in the Deferred Shares and shall not have any right to vote such shares, but the Committee may on or after the Grant Date authorize the payment of dividend equivalents on such shares in cash or additional Shares on a current, deferred or contingent basis with respect to any or all dividends or other distributions paid by the Company.
     8.5 Performance Objectives. Any grant or the vesting thereof may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 9 regarding Performance Shares and Performance Units.
     8.6 Award Agreement. Each grant shall be evidenced by an Award Agreement containing such terms and provisions as the Committee may determine consistent with this Plan.
     9. Performance Shares and Performance Units. The Committee may also authorize grants of Performance Shares and Performance Units, which shall become payable to the Participant upon the achievement of specified Performance Objectives, upon such terms and conditions as the Committee may determine in accordance with the following provisions:
     9.1 Number of Performance Shares or Units. Each grant shall specify the number of Performance Shares or Performance Units to which it pertains, which may be subject to adjustment to reflect changes in compensation or other factors.

     9.2 Performance Period. The Performance Period with respect to each Performance Share or Performance Unit shall be determined by the Committee and set forth in the Award Agreement and may be subject to earlier termination in the event of a change in control of the Company or other similar transaction or event.
     9.3 Performance Objectives. Each grant shall specify the Performance Objectives that are to be achieved by the Participant.
     9.4 Threshold Performance Objectives. Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment will be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.
     9.5 Payment of Performance Shares and Units. Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and any grant may specify that any such amount will be paid by the Company in cash, Shares or any combination thereof or may grant to the Participant or reserve to the Committee the right to elect among those alternatives.
     9.6 Maximum Payment. Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Committee on the Grant Date. Any grant of Performance Units may specify that the amount payable, or the number of Shares issued, with respect thereto may not exceed maximums specified by the Committee on the Grant Date.
     9.7 Dividend Equivalents. Any grant of Performance Shares may provide for the payment to the Participant of dividend equivalents thereon in cash or additional Shares on a current, deferred or contingent basis with respect to any or all dividends or other distributions paid by the Company.
     9.8 Adjustment of Performance Objectives. If provided in the terms of the grant, the Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Grant Date that are unrelated to the performance of the Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.
     9.9 Award Agreement. Each grant shall be evidenced by an Award Agreement which shall state that the Performance Shares or Performance Units are subject to all of the terms and conditions of this Plan and such other terms and provisions as the Committee may determine consistent with this Plan.
     10. Transferability.
     10.1 Transfer Restrictions. Except as provided in Sections 10.2 and 10.4, no Award granted under this Plan shall be transferable by a Participant other than upon death by will or the laws of descent and distribution or designation of a beneficiary in a form acceptable to the Committee, and Options and Stock Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law. Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.
     10.2 Limited Transfer Rights. The Committee may expressly provide in an Award Agreement (or an amendment to an Award Agreement) that a Participant may transfer such Award (other than an Incentive Stock Option), in whole or in part, to a spouse or lineal descendant (a “Family Member”), a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members, or any other entity affiliated with the Participant that may be approved by the Committee. Subsequent transfers of Awards shall be prohibited except in accordance with this Section 10.2. All terms and conditions of the Award, including provisions relating to the termination of the Participant’s employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 10.2.

     10.3 Restrictions on Transfer. Any Award made under this Plan may provide that all or any part of the Shares that are (i) to be issued or transferred by the Company upon the exercise of Options or Stock Appreciation Rights, upon the termination of the Deferral Period applicable to Deferred Shares (Restricted Stock Units) or upon payment under any grant of Performance Shares or Performance Units, or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 7, shall be subject to further restrictions upon transfer.
     10.4 Domestic Relations Orders. Notwithstanding the foregoing provisions of this Section 10, any Award made under this Plan may be transferred as necessary to fulfill any domestic relations order as defined in Code Section 414(p)(1)(B).
     10.5 Adjustments. The Committee may make or provide for such adjustments in the (a) number of Shares covered by outstanding Options, Stock Appreciation Rights, Deferred Shares (Restricted Stock Units), Restricted Shares and Performance Shares granted hereunder, (b) prices per share applicable to such Options and Stock Appreciation Rights, and (c) kind of shares covered thereby (including shares of another issuer), as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin–off, spin–out, split–off, split–up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or (z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the cancellation or surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in each of the limitations specified in Section 3 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 11.
     10.6 Change in Control. The Committee shall also be authorized to determine and specify in any Award Agreement provisions which shall apply upon a change in control of the Company and for such purposes to define a change in control of the Company. Unless otherwise defined in an Award Agreement, a “Change in Control” of the Company for purposes of Awards made under this Plan shall mean any of the following events: (a) a dissolution or liquidation of the Company, (b) a sale of substantially all of the assets of the Company, (c) a merger or combination involving the Company after which the owners of Common Stock of the Company immediately prior to the merger or combination own less than 50% of the outstanding shares of common stock of the surviving corporation, or (d) the acquisition of more than 50% of the outstanding shares of Common Stock of the Company, whether by tender offer or otherwise, by any “person” (as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company. The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding.
     10.7 Cash-Out. In connection with any change in control, the Committee, without the consent of Participants, may determine that (i) any or all outstanding Options or Stock Appreciation Rights shall be automatically exercised and cashed out in exchange for a cash payment for such Options and Stock Appreciation Rights which may not exceed the Spread between the Option Price or Base Price and Fair Market Value on the date of exercise, and (ii) any or all other outstanding Awards shall be cashed out in exchange for such consideration as the Committee may in good faith determine to be equitable under the circumstances.
     11. Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.
     12. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, it shall be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of all such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit. The Fair Market Value of any Shares withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory tax withholding rates.
     13. Certain Terminations of Employment, Hardship and Approved Leaves of Absence. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Company or leave of absence approved by the Company, or in the event of hardship or other special circumstances, of a Participant who holds an Option or Stock Appreciation Right that is not immediately and fully exercisable, any Restricted Shares as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares (Restricted Stock Units) as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, or any Shares that are subject to any transfer restriction pursuant to Section 10.3, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including, without limitation, waiving or modifying any limitation or requirement with respect to any Award under this Plan. However, any such actions taken by the Committee must comply with the provisions of Section 21 and the requirements of Code Section 409A.
     14. Foreign Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.
     15. Amendments and Other Matters.
     15.1 Plan Amendments. This Plan may be amended from time to time by the Board, but no such amendment shall increase any of the limitations specified in Section 3, other than to reflect an adjustment made in accordance with Section 11, without the further approval of the stockholders of the Company. The Board may condition any amendment on the approval of the stockholders of the Company if such approval is necessary or deemed advisable with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations.
     15.2 Award Deferrals. The Committee may permit Participants to elect to defer the issuance of Shares or the settlement of Awards in cash under the Plan pursuant to such rules, procedures or programs as it may establish for purposes of this Plan. In the case of an award of Restricted Shares, the deferral may be effected by the Participant’s agreement to forego or exchange his of her award of Restricted Shares and receive an award of Deferred Shares (Restricted Stock Units). The Committee also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in Shares. However, any Award deferrals which the Committee permits must comply with the provisions of Section 21 and the requirements of Code Section 409A.
     15.3 Conditional Awards. The Committee may condition the grant of any award or combination of Awards under the Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or any Subsidiary to the Participant, provided that any such grant must comply with the provisions of Section 21 and the requirements of Code Section 409A.
     15.4 Repricing Prohibited. The Committee shall not reprice any outstanding Option, directly or indirectly, without the approval of the stockholders of the Company, provided that nothing herein shall prevent the Committee from taking any action provided for in Section 11. For this purpose, repricing of an Option shall include (i) reducing the exercise price of an Option or (ii) cancelling or settling for cash or other consideration an outstanding Option and granting a replacement Option at a lower exercise price, within six months before or after the cancellation.

     15.5 No Employment Right. This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant’s employment or other service at any time.
     15.6 Tax Qualification. To the extent that any provision of this Plan would prevent any Option that was intended to qualify under particular provisions of the Code from so qualifying, such provision of this Plan shall be null and void with respect to such Option, provided that such provision shall remain in effect with respect to other Options, and there shall be no further effect on any provision of this Plan.
     15.7 Amendments to Comply with Laws, Regulations or Rules. Notwithstanding any other provision of the Plan or any Award Agreement to the contrary, in its sole and absolute discretion and without the consent of any Participant, the Board may amend the Plan, and the Committee may amend any Award Agreement, to take effect retroactively or otherwise as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Code Section 409A.
     16. Effective Date. This Plan shall become effective upon its approval by the stockholders of the Company.
     17. Termination. This Plan shall terminate on the tenth anniversary of the date upon which it is approved by the stockholders of the Company, and no Award shall be granted after that date.
     18. Limitations Period. Any person who believes he or she is being denied any benefit or right under the Plan may file a written claim with the Committee. Any claim must be delivered to the Committee within forty-five (45) days of the specific event giving rise to the claim. Untimely claims will not be processed and shall be deemed denied. The Committee, or its designated agent, will notify the Participant of its decision in writing as soon as administratively practicable. Claims not responded to by the Committee in writing within ninety (90) days of the date the written claim is delivered to the Committee shall be deemed denied. The Committee’s decision shall be final, conclusive and binding on all persons. No lawsuit relating to the Plan may be filed before a written claim is filed with the Committee and is denied or deemed denied, and any lawsuit must be filed within one year of such denial or deemed denial or be forever barred.
     19. Governing Law. The validity, construction and effect of this Plan and any Award hereunder will be determined in accordance with the Delaware General Corporation Law, except to the extent governed by applicable federal law.
     20. Compliance with Code Section 409A.
     20.1 Awards Subject to Section 409A. The provisions of this Section 21 shall apply to any Award or portion thereof that is or becomes subject to Code Section 409A (“Section 409A”), notwithstanding any provision to the contrary contained in the Plan or the Award Agreement applicable to such Award. Awards subject to Section 409A include, without limitation:
     (a) Any Nonstatutory Stock Option or Stock Appreciation Right that permits the deferral of compensation other than the deferral of recognition of income until the exercise of the Award.
     (b) Any other Award that either (i) provides by its terms for settlement of all or any portion of the Award on one or more dates following the Short-Term Deferral Period (as defined below) or (ii) permits or requires the Participant to elect one or more dates on which the Award will be settled.
Subject to any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, the term “Short-Term Deferral Period” means the period ending on the later of (i) the date that is two and one-half months from the end of the Company’s fiscal year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture or (ii) the date that is two and one-half months from the end of the Participant’s taxable year in which the applicable portion of the Award is no longer subject to a substantial risk of forfeiture. For this purpose, the term “substantial risk of forfeiture” shall have the meaning set forth in any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance.
     20.2 Deferral and/or Distribution Elections. Except as otherwise permitted or required by Section 409A or any applicable U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, the following rules shall apply to any deferral and/or distribution elections (each, an “Election”) that may be permitted or required by the Committee pursuant to an Award subject to Section 409A:
     (a) All Elections must be in writing and specify the amount of the distribution in settlement of an Award being deferred, as well as the time and form of distribution as permitted by this Plan.
     (b) All Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award may be granted to such Participant; provided, however, that if the Award qualifies as “performance-based compensation” for purposes of Section 409A and is based on services performed over a period of at least twelve (12) months, then the Election may be made no later than six (6) months prior to the end of such period.
     (c) Elections shall continue in effect until a written election to revoke or change such Election is received by the Company, except that a written election to revoke or change such Election must be made prior to the last day for making an Election determined in accordance with paragraph (b) above or as permitted by Section 21.3.
     20.3 Subsequent Elections. Any Award subject to Section 409A which permits a subsequent Election to delay the distribution or change the form of distribution in settlement of such Award shall comply with the following requirements:
     (a) No subsequent Election may take effect until at least twelve (12) months after the date on which the subsequent Election is made;
     (b) Each subsequent Election related to a distribution in settlement of an Award not described in Section 21.4(b), 21.4(c) or 21.4(f) must result in a delay of the distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and
     (c) No subsequent Election related to a distribution pursuant to Section 21.4(d) shall be made less than twelve (12) months prior to the date of the first scheduled payment under such distribution.
     20.4 Distributions Pursuant to Deferral Elections. No distribution in settlement of an Award subject to Section 409A may commence earlier than:
     (a) Separation from service (as determined pursuant to U.S. Treasury Regulations or other applicable guidance);
     (b) The date the Participant becomes Disabled (as defined below);
     (c) Death;
     (d) A specified time (or pursuant to a fixed schedule) that is either (i) specified by the Committee upon the grant of an Award and set forth in the Award Agreement evidencing such Award or (ii) specified by the Participant in an Election complying with the requirements of Section 21.2 and/or 21.3, as applicable;
     (e) To the extent provided by U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance, a change in the ownership or effective control or the Company or in the ownership of a substantial portion of the assets of the Company; or

     (f) The occurrence of an Unforeseeable Emergency (as defined below).
Notwithstanding anything else herein to the contrary, to the extent that a Participant is a “Specified Employee” (as defined in Code Section 409A(a)(2)(B)(i)), no distribution pursuant to Section 21.4(a) in settlement of an Award subject to Section 409A may be made before the date which is six (6) months after such Participant’s date of separation from service, or, if earlier, the date of the Participant’s death.
     20.5 Unforeseeable Emergency. The Committee shall have the authority to provide in the Award Agreement evidencing any Award subject to Section 409A for distribution in settlement of all or a portion of such Award in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an Unforeseeable Emergency (as defined in Section 409A). In such event, the amount(s) distributed with respect to such Unforeseeable Emergency cannot exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). All distributions with respect to an Unforeseeable Emergency shall be made in a lump sum as soon as practicable following the Committee’s determination that an Unforeseeable Emergency has occurred. The occurrence of an Unforeseeable Emergency shall be judged and determined by the Committee. The Committee’s decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the distribution in settlement of an Award shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.
     20.6 Disabled. The Committee shall have the authority to provide in the Award Agreement evidencing any Award subject to Section 409A for distribution in settlement of such Award in the event that the Participant becomes Disabled. A Participant shall be considered “Disabled” if either:
     (a) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or
     (b) the Participant is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Participant’s employer.
All distributions payable by reason of a Participant becoming Disabled shall be paid in a lump sum or in periodic installments as established by the Participant’s Election, commencing as soon as practicable following the date the Participant becomes Disabled. If the Participant has made no Election with respect to distributions upon becoming Disabled, all such distributions shall be paid in a lump sum as soon as practicable following the date the Participant becomes Disabled.
     20.7 Death. If a Participant dies before complete distribution of amounts payable upon settlement of an Award subject to Section 409A, such undistributed amounts shall be distributed to his or her beneficiary under the distribution method for death established by the Participant’s Election as soon as administratively possible following receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. If the Participant has made no Election with respect to distributions upon death, all such distributions shall be paid in a lump sum as soon as practicable following the date of the Participant’s death.
     20.8 No Acceleration of Distributions. Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution under this Plan in settlement of an Award subject to Section 409A, except as provided by Section 409A and/or U.S. Treasury Regulations promulgated pursuant to Section 409A or other applicable guidance.
     21. Predecessor Plan. Upon stockholder approval of this Plan pursuant to Section 17, no new awards will be granted under the Predecessor Plan, and any awards for Shares granted under the Predecessor Plan after December 1, 2005 will reduce the number of Shares available for Awards under Section 3.1 using the share reduction ratios set forth in Section 3.2.

LINDSAY MANUFACTURING CO.
Restricted Stock Units
Granted Pursuant to the
2006 Long-Term Incentive Plan
Agreement with U.S. Employee
Lindsay Manufacturing Co. (“Company”) grants to you, as a matter of separate inducement and not in lieu of salary or other compensation for services, the following award of Restricted Stock Units (“Units”) pursuant to the Lindsay Manufacturing Co. 2006 Long-Term Incentive Plan (“Plan”). Except as otherwise specified in the attached Terms and Conditions or herein, vesting of the Units is conditioned upon you being continuously employed by the Company or a subsidiary from the Grant Date to each relevant vesting date.
Restricted Stock Units
You are awarded the following Restricted Stock Units. Each Unit is the equivalent of one Share of Common Stock and will be distributed on the relevant vesting date (or as soon thereafter as practicable) in the form of Shares of Common Stock. The Units will vest ratably (one-third each year) on November 1 of the next three calendar years following the Grant Date.

Grantee:

Grant Date:

Units Awarded:

You acknowledge that you have received this Agreement with the attached Terms and Conditions, and you agree to accept and be bound by the provisions of the Plan and this Agreement including the Terms and Conditions effective as of the Grant Date.

LINDSAY MANUFACTURING CO.

By:

I have received a copy of LMC Policy No. 14 concerning “Notice of Confidentiality of Information/Restrictions on “Trading” in Stock” and understand and agree to comply with said Policy.

GRANTEE

By:

Name:

GRANT DATE:
LINDSAY MANUFACTURING CO.
2006 LONG-TERM INCENTIVE PLAN
TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS
GRANTED TO U.S. EMPLOYEES
These terms and condition are made part of the Agreement dated as of the Grant Date indicated above awarding Restricted Stock Units pursuant to the terms of the Lindsay Manufacturing Co. 2006 Long-Term Incentive Plan (“Plan”). All capitalized terms used herein shall have the meaning set forth in the Plan, unless the Agreement (including these terms and conditions) specifies a different meaning.
          Section 1. Form and Purpose of Award. Each Restricted Stock Unit (“Unit”) represents a non-transferable right to receive one Share of the Company’s Common Stock ($1.00 par value) on the applicable vesting date (or as soon thereafter as practicable). The purpose of this award is to motivate your future performance and to align your interests with those of the Company and its shareholders.
          Section 2. Special Cash Dividend Equivalents. If any special cash dividend (other than regular quarterly dividends) is paid by the Company on its Common Stock while Restricted Stock Units under this award are outstanding, you will be credited with additional Units, the number of which shall be determined by first (i) multiplying the number of your outstanding Units on the payment date of the special cash dividend (“Dividend Payment Date”) by the per share dollar amount of the special cash dividend, and then (ii) dividing the resulting amount by the Fair Market Value of a Share of Common Stock on the Dividend Payment Date (such additional Units being referred to herein as “Special Cash Dividend Equivalents”). Additional Units which are credited as Special Cash Dividend Equivalents will be treated for purposes of vesting and payment (and any other applicable terms and conditions) as if part of the original Units in relation to which such additional Units are credited as Special Cash Dividend Equivalents. No cash payment or dividend equivalent shall be payable in connection with any regular quarterly dividends which are paid by the Company on its Common Stock.
          Section 3. Vesting Dates/Vesting Periods.
          3.1 The Units will vest according to the vesting schedule in your Agreement, provided that you are continuously employed by the Company through the relevant vesting date or you meet the requirements for vesting described below. The period from the Grant Date to each vesting date will be a separate vesting period.
          3.2 All outstanding Units shall become fully vested and immediately payable upon a Change in Control (as such term is defined in the Plan) of the Company.
          3.3 All outstanding Units shall become fully vested and immediately payable if your employment with the Company is terminated due to your death or permanent and total disability. In the event of your death, your outstanding Units will be distributed in Shares of Common Stock to your designated beneficiary on file with the Company, or if no beneficiary has been designated or survives you, then to your estate.
          3.4 Except as provided in this Section 3, all of your outstanding Units shall be forfeited if your employment with the Company terminates for any reason (including retirement) prior to the relevant vesting date set forth in the vesting schedule in your Agreement.
          Section 4. Withholding Taxes. The Company will retain from each distribution the number of Shares of Common Stock required to satisfy the statutory minimum required amount of Federal and State tax withholding obligations.

          Section 5. Miscellaneous Provisions.
          5.1 Restricted Stock Units do not convey the rights of ownership of Shares of Common Stock and do not carry voting rights. Shares of Common Stock will not be issued to you until Units have vested, and Shares will be issued in accordance with the Company’s procedures for issuing Common Stock. The Company’s obligation hereunder is unfunded.
          5.2 All outstanding Units shall be appropriately adjusted as determined by the Committee in the event of any stock dividends, stock splits or reverse stock splits of Common Stock of the Company. No fractional Shares of Common Stock will be issued. The Company may make such adjustments as it deems appropriate to eliminate fractional Share interests.
          5.3 The Agreement may only be amended in writing with the approval of the Committee. The Agreement will be binding upon any successor in interest to Lindsay Manufacturing Co. by merger or otherwise.
          5.4 Nothing contained in the Agreement shall confer on the Grantee any right with respect to continuation of employment with the Company, or interfere with the right of the Company to terminate at any time and for any reason the employment of the Grantee.
          5.5 The Units and rights under the Agreement may not be sold, conveyed, assigned, transferred, pledged or otherwise disposed of or encumbered at any time, except upon the Grantee’s death by will or the laws of descent and distribution or written designation of a beneficiary by the Grantee in a form acceptable to the Company. Any attempted action in violation of this paragraph shall be null, void and without effect.
          5.6 The Company intends that the grant of Units under the Agreement will not be subject to Section 409A of the Internal Revenue Code of 1986, as amended, because all payments with respect to the Units will qualify for the exception from coverage under Section 409A for short-term deferrals. The Agreement shall be interpreted in a manner which is consistent with the foregoing intent. The Committee may not take any action or exercise any discretion under the Plan in a manner which will cause the Units granted under the Agreement to be subject to Code Section 409A. Each payment which becomes due under the Agreement shall be made as soon as practicable on or after the date when the right to receive the payment vests. The latest date for any payment shall be the end of the calendar year in which the Grantee’s right to receive the payment becomes vested, or if this is not practicable, not later than the 15th day of the third month following the end of such calendar year.

LINDSAY MANUFACTURING CO.
Restricted Stock Units
Granted Pursuant to the
2006 Long-Term Incentive Plan
Agreement with Director
Lindsay Manufacturing Co. (“Company”) grants to you, as a matter of separate inducement and not in lieu of other compensation for services, the following award of Restricted Stock Units (“Units”) pursuant to the Lindsay Manufacturing Co. 2006 Long-Term Incentive Plan (“Plan”). Except as otherwise specified in the attached Terms and Conditions or herein, vesting of the Units is conditioned upon you continuing to serve as a Director of the Company from the Grant Date to the vesting date.
Restricted Stock Units
You are awarded the following Restricted Stock Units. Each Unit is the equivalent of one Share of Common Stock and will be distributed on the vesting date (or as soon thereafter as practicable) in the form of Shares of Common Stock. The Units will vest on November 1 next following the Grant Date.

Grantee:

Grant Date:

Units Awarded:

You acknowledge that you have received this Agreement with the attached Terms and Conditions, and you agree to accept and be bound by the provisions of the Plan and this Agreement including the Terms and Conditions effective as of the Grant Date.

LINDSAY MANUFACTURING CO.

By:

I have received a copy of LMC Policy No. 14 concerning “Notice of Confidentiality of Information/Restrictions on “Trading” in Stock” and understand and agree to comply with said Policy.

GRANTEE

By:

Name:

GRANT DATE:
LINDSAY MANUFACTURING CO.
2006 LONG-TERM INCENTIVE PLAN
TERMS AND CONDITIONS OF RESTRICTED STOCK UNITS
GRANTED TO DIRECTORS
These terms and condition are made part of the Agreement dated as of the Grant Date indicated above awarding Restricted Stock Units pursuant to the terms of the Lindsay Manufacturing Co. 2006 Long-Term Incentive Plan (“Plan”). All capitalized terms used herein shall have the meaning set forth in the Plan, unless the Agreement (including these terms and conditions) specifies a different meaning.
          Section 1. Form and Purpose of Award. Each Restricted Stock Unit (“Unit”) represents a non-transferable right to receive one Share of the Company’s Common Stock ($1.00 par value) on the vesting date (or as soon thereafter as practicable). The purpose of this award is to motivate your future performance and to align your interests with those of the Company and its shareholders.
          Section 2. Special Cash Dividend Equivalents. If any special cash dividend (other than regular quarterly dividends) is paid by the Company on its Common Stock while Restricted Stock Units under this award are outstanding, you will be credited with additional Units, the number of which shall be determined by first (i) multiplying the number of your outstanding Units on the payment date of the special cash dividend (“Dividend Payment Date”) by the per share dollar amount of the special cash dividend, and then (ii) dividing the resulting amount by the Fair Market Value of a Share of Common Stock on the Dividend Payment Date (such additional Units being referred to herein as “Special Cash Dividend Equivalents”). Additional Units which are credited as Special Cash Dividend Equivalents will be treated for purposes of vesting and payment (and any other applicable terms and conditions) as if part of the original Units in relation to which such additional Units are credited as Special Cash Dividend Equivalents. No cash payment or dividend equivalent shall be payable in connection with any regular quarterly dividends which are paid by the Company on its Common Stock.
          Section 3. Vesting Dates/Vesting Periods.
          3.1 The Units will vest on November 1 next following the Grant Date, provided that you are continuing to serve as a Director of the Company through the vesting date or you meet the requirements for vesting described below.
          3.2 All outstanding Units shall become fully vested and immediately payable upon a Change in Control (as such term is defined in the Plan) of the Company.
          3.3 All outstanding Units shall become fully vested and immediately payable if your service as a Director of the Company is terminated due to your death or permanent and total disability. In the event of your death, your outstanding Units will be distributed in Shares of Common Stock to your designated beneficiary on file with the Company, or if no beneficiary has been designated or survives you, then to your estate.
          3.4 Except as provided in this Section 3, all of your outstanding Units shall be forfeited if your service as a Director of the Company terminates for any reason (including retirement) prior to the vesting date set forth in Section 3.1 above.
          Section 4. No Withholding Taxes. There are no withholding taxes applicable to this award.
          Section 5. Miscellaneous Provisions.
          5.1 Restricted Stock Units do not convey the rights of ownership of Shares of Common Stock and do not carry voting rights. Shares of Common Stock will not be issued to you until Units have vested, and

Shares will be issued in accordance with the Company’s procedures for issuing Common Stock. The Company’s obligation hereunder is unfunded.
          5.2 All outstanding Units shall be appropriately adjusted as determined by the Committee in the event of any stock dividends, stock splits or reverse stock splits of Common Stock of the Company. No fractional Shares of Common Stock will be issued. The Company may make such adjustments as it deems appropriate to eliminate fractional Share interests.
          5.3 The Agreement may only be amended in writing with the approval of the Board upon recommendation of the Committee. The Agreement will be binding upon any successor in interest to Lindsay Manufacturing Co. by merger or otherwise.
          5.4 Nothing contained in the Agreement shall confer on the Grantee any right with respect to continuation of service as a Director of the Company.
          5.5 The Units and rights under the Agreement may not be sold, conveyed, assigned, transferred, pledged or otherwise disposed of or encumbered at any time, except upon the Grantee’s death by will or the laws of descent and distribution or written designation of a beneficiary by the Grantee in a form acceptable to the Company. Any attempted action in violation of this paragraph shall be null, void and without effect.
          5.6 The Company intends that the grant of Units under the Agreement will not be subject to Section 409A of the Internal Revenue Code of 1986, as amended, because all payments with respect to the Units will qualify for the exception from coverage under Section 409A for short-term deferrals. The Agreement shall be interpreted in a manner which is consistent with the foregoing intent. The Committee and Board may not take any action or exercise any discretion under the Plan in a manner which will cause the Units granted under the Agreement to be subject to Code Section 409A. Each payment which becomes due under the Agreement shall be made as soon as practicable on or after the date when the right to receive the payment vests. The latest date for any payment shall be the end of the calendar year in which the Grantee’s right to receive the payment becomes vested, or if this is not practicable, not later than the 15th day of the third month following the end of such calendar year.

[NAME OF LINDSAY FOREIGN SUBSIDIARY]
AGREEMENT FOR CASH RESTRICTED STOCK UNITS
     THIS AGREEMENT is made and entered into this            day of                                         , 200     , by and between [name of Lindsay Foreign Subsidiary] (hereinafter, “Employer”) and                                                              (hereinafter “Grantee”).
W I T N E S S E T H:
     WHEREAS, Employer recognizes the value to it of the continuance of the services of Grantee as an employee, and desires to furnish Grantee a greater personal interest in the success of Employer and an added incentive to remain employed with Employer;
     NOW, THEREFORE, in consideration of the above premises and mutual covenants contained herein, and in consideration of Grantee’s future and continuing service on behalf of Employer, the parties hereby agree as follows:
     1. Grant of Units. Employer hereby grants to Grantee, as a matter of separate inducement and not in lieu of salary or other compensation for services, the following award of Cash Restricted Stock Units (“Units”). Except as otherwise specified herein, vesting of the Units is conditioned upon Grantee being continuously employed by the Employer from the Grant Date to each relevant vesting date.
Cash Restricted Stock Units
Grantee is awarded the following Cash Restricted Stock Units. Each Unit is the cash equivalent of one share of Common Stock of Lindsay Manufacturing Co. (“Parent”) and will be distributed on the relevant vesting date (or as soon thereafter as practicable) in the form of a cash payment. The Units will vest ratably (one-third each year) on November 1 of the next three calendar years following the Grant Date.

Grant Date:

Units Awarded:

     2. No Employment Rights. This Agreement shall not be construed to confer upon Grantee any right to continue employment with the Employer, nor does it interfere with the right of the Employer to terminate the employment of Grantee at any time with or without cause.
     3. No Acquired Rights. Grantee understands and agrees that the grant of Units provided under this Agreement is completely discretionary in nature and is not to be considered part of Grantee’s salary or compensation for purposes of calculating any severance, resignation, redundancy, end-of-service payments, bonuses, long-term service awards, pension or retirement benefits or similar payments, except as otherwise required under local law. Grantee further understands and agrees that the grant of Units under this Agreement does not create any obligation on the part of the Employer to grant Units or other rights to Grantee in the future.
     4. Forfeiture of Units. Grantee expressly acknowledges that, in the event Grantee’s employment with the Employer is terminated prior to vesting of Units granted hereunder for any reason, then all unvested Units granted hereunder to Grantee shall be cancelled, and Grantee shall not be entitled to any payment therefor.
     5. Data Privacy Consent. Grantee hereby requests and gives consent to Employer to access, store, process and transfer various personal data relating to Grantee, as often as necessary, to Parent and any designated third party administrator located abroad, any overseas broker and any other legitimate third parties for the purpose of implementing, administering and managing the Grantee’s award under the Agreement and any other compensation or incentive plan or arrangement of Employer, Parent or its subsidiaries in which Grantee is eligible to participate. Grantee further understands that Grantee may, at any time, view the Grantee’s personal data so held and make any necessary amendments and corrections to the data, and withdraw this consent at any time in writing. Grantee hereby agrees that neither Employer, Parent or any of Parent’s subsidiaries, any designated plan administrator, any designated broker, or any legitimate third party appointed by Parent shall be liable for any loss or damage, whether direct or indirect or consequential, incurred by Grantee arising from the use of such personal data as authorized herein.
     6. Successors and Assigns. The rights and obligations of the parties under this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of Employer and to the personal representatives, executors, administrators and heirs of Grantee.
     7. Applicable Law. This Plan shall be construed in accordance with applicable United States of America federal law and, to the extent otherwise applicable, the laws of the State of Delaware.
     8. Entire Agreement. This Agreement (including the attached terms and conditions) contains the entire agreement of the parties regarding the subject matter hereof.
     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date and year first above written.

[NAME OF LINDSAY FOREIGN SUBSIDIARY]

By:

Its:

GRANTEE

By:

Name:

GRANT DATE:
[NAME OF LINDSAY FOREIGN SUBSIDIARY]
TERMS AND CONDITIONS OF CASH RESTRICTED STOCK UNITS
These terms and condition are made part of the Agreement dated as of the Grant Date indicated above awarding Cash Restricted Stock Units.
          Section 1. Form and Purpose of Award. Each Cash Restricted Stock Unit (“Unit”) represents a non-transferable right to receive in cash the “fair market value” of one share of Common Stock ($1.00 par value) of Lindsay Manufacturing Co. (“Parent”) on the applicable vesting date. The purpose of this award is to motivate your future performance and to align your interests with those of the Employer, Parent and its shareholders. For purposes of the Agreement, the “fair market value” of one share of Parent’s Common Stock shall be the last price per share at which the Common Stock is sold in the regular way on the New York Stock Exchange or other national securities exchange or NASDAQ on the relevant vesting date or, in the absence of any reported sales on such day, the first preceding day on which there were such sales. The “fair market value” shall be determined based on United States dollars. All payments which become due under the Agreement shall be converted to local currency at the time each payment is made based on the then current exchange rate.
          Section 2. Special Cash Dividend Equivalents. If any special cash dividend (other than regular quarterly dividends) is paid by Parent on its Common Stock while Cash Restricted Stock Units under this award are outstanding, you will be credited with additional Units, the number of which shall be determined by first (i) multiplying the number of your outstanding Units on the payment date of the special cash dividend (“Dividend Payment Date”) by the per share dollar amount of the special cash dividend, and then (ii) dividing the resulting amount by the “fair market value” of a share of Common Stock on the Dividend Payment Date (such additional Units being referred to herein as “Special Cash Dividend Equivalents”). Additional Units which are credited as Special Cash Dividend Equivalents will be treated for purposes of vesting and payment (and any other applicable terms and conditions) as if part of the original Units in relation to which such additional Units are credited as Special Cash Dividend Equivalents. No cash payment or dividend equivalent shall be payable in connection with any regular quarterly dividends which are paid by Parent on its Common Stock.
          Section 3. Vesting Dates/Vesting Periods.
          3.1 The Units will vest according to the vesting schedule in your Agreement, provided that you are continuously employed by the Employer through the relevant vesting date or you meet the requirements for vesting described below. The period from the Grant Date to each vesting date will be a separate vesting period.
          3.2 All outstanding Units shall become fully vested and immediately payable upon a Change in Control (as such term is defined in the Lindsay Manufacturing Co. 2006 Long-Term Incentive Plan (“Plan”)) of Parent.
          3.3 All outstanding Units shall become fully vested and immediately payable if your employment with the Employer is terminated due to your death or permanent and total disability. In the event of your death, the value of your outstanding Units will be distributed in cash to your designated beneficiary on file with the Employer, or if no beneficiary has been designated or survives you, then to your estate.
          3.4 Except as provided in this Section 3, all of your outstanding Units shall be forfeited if your employment with the Employer terminates for any reason (including retirement) prior to the relevant vesting date set forth in the vesting schedule in your Agreement.
          Section 4. Withholding Taxes. All payments of the vested portion of Units shall be subject to applicable withholding and reporting according to applicable law. The Employer will retain from each distribution the required amount of tax withholding obligations.

          Section 5. Miscellaneous Provisions.
          5.1 Cash Restricted Stock Units do not convey the rights of ownership of Common Stock and do not carry voting rights. The Employer’s obligation hereunder is unfunded.
          5.2 All outstanding Units shall be appropriately adjusted as determined by the Committee which administers the Plan in the event of any stock dividends, stock splits or reverse stock splits of Common Stock of Parent.
          5.3 The Agreement may only be amended in writing with the approval of the President of Parent. The Agreement will be binding upon any successor in interest to the Employer by merger or otherwise.
          5.4 Nothing contained in the Agreement shall confer on the Grantee any right with respect to continuation of employment with the Employer, or interfere with the right of the Employer to terminate at any time and for any reason the employment of the Grantee.
          5.5 The Units and rights under the Agreement may not be sold, conveyed, assigned, transferred, pledged or otherwise disposed of or encumbered at any time, except upon the Grantee’s death by will or the laws of descent and distribution or written designation of a beneficiary by the Grantee in a form acceptable to the Employer. Any attempted action in violation of this paragraph shall be null, void and without effect.
          5.6 The Employer and Parent intend that the grant of Units under the Agreement will not be subject to Section 409A of the Internal Revenue Code of 1986, as amended, because all payments with respect to the Units will qualify for the exceptions from coverage under Section 409A for short-term deferrals and foreign arrangements. The Agreement shall be interpreted in a manner which is consistent with the foregoing intent. Each payment which becomes due under the Agreement shall be made as soon as practicable on or after the date when the right to receive the payment vests. The latest date for any payment shall be the end of the calendar year in which the Grantee’s right to receive the payment becomes vested, or if this is not practicable, not later than the 15th day of the third month following the end of such calendar year.